UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ______________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 ______________

                            DORCHESTER MINERALS, L.P.
             (Exact name of registrant as specified in its charter)

                 Delaware                                81-0551518
(State of incorporation or organization) (I.R.S. employer identification number)


                   c/o Dorchester Minerals Management GP LLC
                         3738 Oak Lawn, Suite 300
                                Dallas, Texas             75219
               (Address of principal executive offices) (Zip Code)





        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class                Name of each exchange on which
        to be so registered                each class is to be registered
                None                               Not Applicable

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

Securities  Act  Registration  Statement File Number to which this Form Relates:
                           333-88282 (If Applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

             Common Units Representing Limited Partnership Interests
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.

     A  description  of  the  common  units  representing   limited  partnership
interests  in  Dorchester  Minerals,  L.P.  is  set  forth  under  the  captions
"Summary," "Material United States Federal Income Tax Consequences," "The Partnership Agreement," "Comparison of Rights of Partners," and "Description of the Common Units of Dorchester Minerals" in the Registration Statement on Form S-4, as amended, (File No. 333-88282), initially filed with the Securities and Exchange Commission on May 15, 2002 and is hereby incorporated by reference.

Item 2.  Exhibits.

1. Registration Statement on Form S-4, as amended (Registration Number 333-88282), initially filed with the Securities and Exchange Commission on May 15, 2002, is hereby incorporated by reference.

2.   Certificate   of  Limited   Partnership   of   Dorchester   Minerals,   L.P
     (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4)

3.   Form of Amended and Restated Agreement of Limited Partnership of Dorchester
     Minerals,   L.P.   (incorporated   by  reference  to  Exhibit  3.3  to  the
     Registration Statement on Form S-4)

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       DORCHESTER MINERALS, L.P.

                                       By: Dorchester Minerals Management, L.P.

                                       By: Dorchester Minerals Management GP LLC


                                       By:      /s/  William Casey McManemin
                                           -------------------------------------
                                                William Casey McManemin
                                                Chief Executive Officer

Date:    January 31, 2003